Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 23, 2017, with respect to the consolidated financial statements of Benitec Biopharma Limited contained in this post-effective amendment No. 3 the Registration Statement and Prospectus.

We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/S/ Grant Thornton

GRANT THORNTON AUDIT PTY LTD

Sydney NSW Australia

December 8, 2017